Exhibit 10(d)

                          ALLTEL CORPORATION

                      Directors' Retirement Plan
                  (as amended as of January 1, 1994)


Honorary Directors as of December 31, 1989 will continue to receive honorary director fees in accordance with past policies. Honorary directors fees will not apply to a director who ceases to be a director after December 31, 1989.

A director who "retires" (as defined below) after December 31, 1989 and prior to January 1, 1994, and who is age 65 or older and not a corporate officer at the time of retirement will receive the applicable percentage of the retirement benefit specified below:

                                        Percent of Base Annual Director
      Years of Retirement             Fee in Effect on Date of Retirement

      less than 10                                             none
      10 but less than 11                                       50%
      11 but less than 12                                       55%
      12 but less than 13                                       60%
      13 but less than 14                                       65%
      14 but less than 15                                       70%
      15 but less than 16                                       75%
      16 but less than 17                                       80%
      17 but less than 18                                       85%
      18 but less than 19                                       90%
      19 but less than 20                                       95%
      20 or more                                               100%

A director who "retires" (as defined below) after December 31, 1993, and who is not a corporate officer at the time of retirement will receive the applicable percentage of the retirement benefit specified below:

                                        Percent of Base Annual Director
      Years of Retirement             Fee in Effect on Date of Retirement

      less than 5                                              none
      5 but less than 6                                         50%
      6 but less than 7                                         55%
      7 but less than 8                                         60%
      8 but less than 9                                         65%
      9 but less than 10                                        70%


                                        Percent of Base Annual Director
      Years of Retirement             Fee in Effect on Date of Retirement


      10 but less than 11                                       75%
      11 but less than 12                                       80%
      12 but less than 13                                       85%
      13 but less than 14                                       90%
      14 but less than 15                                       95%
      15 or more                                               100%



"Years of Service" shall include only service as a director of ALLTEL Corporation, Allied Telephone Company, and Mid-Continent Telephone
Corporation. Service shall be measured to the nearest whole month beginning on a date the retired director became a director and ending on the date the retired director ceased to be a director. Separated periods of service as a director shall be aggregated. A director shall be deemed to "retire" if his status as a director ceases for any reason other than his death or removal in accordance with applicable law. The retirement benefit shall consist of an annual payment equal to the applicable percentage of the base annual directors fee in effect on the date of retirement, except that the payment for the year in which retirement occurs shall be reduced (but not below zero) by the amount of the base annual directors fee paid to the retired director for that year. The retirement benefit shall be payable as of such date each year as the Board of Directors shall determine from time to time. The retirement benefit shall be paid only for the remainder of the retired director's lifetime, the last annual payment being the payment that immediately precedes the retired director's death.

The Board of Directors reserves the right to amend or terminate this Director's Retirement Plan at any time and for any reason. No such amendment or


                              75

termination shall,however, adversely affect the retirement benefit of a director who retired prior to the date the action adopting such amendment or termination is taken by the Board of Directors, nor shall any such amendment or termination reduce the amount of retirement benefit to which a director would have been entitled if he had retired on the day immediately preceding the date the action adopting such amendment or termination is taken by the Board of Directors.





                             76